Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Can-Cal Resources Ltd., a Nevada corporation (the "Company"), on Form 10-K for the period ended December 31, 2014, as filed with the Securities and Exchange Commission (the "Report"), Jonathan Legg, Director and Chairman of the Board of the Company, do hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jonathan Legg
By: Jonathan Legg
Its: Board Chairman

January 7, 2016

furnished to the Securities and Exchange Commission or its staff upon request.]